9 of 11 Pages

                                                                       EXHIBIT 1

                        DIRECTORS AND EXECUTIVE OFFICERS
                           OF SBC COMMUNICATIONS INC.
                               AS OF JUNE 15, 2004

Name                                Present Principal Occupation or Employment

Directors
Edward E. Whitacre, Jr.    Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio          Senior Partner, Sienna Ventures
Clarence C. Barksdale      Vice Chairman, Board of Trustees,
                                    Washington University
James E. Barnes            Chairman of the Board, President and Chief Executive
                                    Officer, MAPCO Inc., Retired
August A. Busch, III       Chairman of the Board, Anheuser-Busch Companies, Inc.
William P. Clark           Counsel to Clark, Cali and Negranti, LLP
Martin K. Eby, Jr.         Chairman of the Board, The Eby Corporation
James A. Henderson         Chairman of the Board and Chief Executive Officer,
                                    Cummins Inc.,  Retired
Charles F. Knight          Chairman of the Board, Emerson Electric Co.
John B. McCoy              Chairman and Chief Executive Officer, Bank One
                                    Corporation, Retired
Lynn M. Martin             Chair, Council for the Advancement of Women,
                                    and Advisor, Deloitte & Touch LLP
Mary S. Metz               President, S.H. Cowell Foundation
Toni Rembe                 Partner, Pillsbury Winthrop LLP
S. Donley Ritchey          Managing Partner, Alpine Partners
Joyce M. Roche             President and Chief Executive Officer,
                                     Girls Incorporated
Laura D'Andrea Tyson       Dean, London Business School
Patricia P. Upton          President and Chief Executive Officer,
                                     Aromatique, Inc.

Executive Officers
Edward E. Whitacre, Jr.    Chief Executive Officer
John H. Atterbury          Group President - Operations
James W. Callaway          Group President
James D. Ellis             Senior Executive Vice President and General Counsel
Karen E. Jennings          Senior Executive Vice President - Human Resources
                                     and Communications
James S. Kahan             Senior Executive Vice President -
                                     Corporate Development
Richard Lindner            Senior Executive Vice President and
                                     Chief Financial Officer
Forest E. Miller           Group President - External Affairs and Planning
John T. Stankey            Senior Executive Vice President and
                                     Chief Information Officer
Randall L. Stephenson      Chief Operating Officer
Rayford Wilkins, Jr.       Group President - SBC Marketing and Sales



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                                                             Page 10 of 11 Pages

                                                                       EXHIBIT 2

                        DIRECTORS AND EXECUTIVE OFFICERS
                           OF SBC INTERNATIONAL, INC.
                               AS OF JUNE 15, 2004

Name                                Present Principal Occupation or Employment

Directors

James W. Callaway          Chairman of the Board
                           (Group President, SBC)
Karen E. Jennings          Senior Executive Vice President -
                                  Human Resources and Communications, SBC
James S. Kahan             Senior Executive Vice President -
                                  Corporate Development, SBC
Wayne Watts                Senior Vice President and Assistant General Counsel,
                                   SBC

Executive Officers


James W. Callaway          President (Group President, SBC)
Kenneth Corcoran           Vice President and Assistant Secretary -
                                   Wireless Network Operations
John B. Gibson             Vice President (General Counsel - SBCI South Africa,
                                   SBC International)
James S. Kahan             Executive Vice President - Development (Senior
                                   Executive Vice President - Corporate
                                   Development, SBC)
Lloyd E. Kelley            President - SBCI Europe (Vice President - OSS
                                   Strategy and Delivery, SBC Operations, Inc.)
Jonathan P. Klug           Treasurer  (Vice President and Treasurer, SBC)
Richard McCormick          Vice President - Operations (Executive Director -
                                   International Business Operations, SBC)
Shawn McKenzie             President - SBCI South Africa
Rick L. Moore              Vice President - Development (Managing Director -
                                   Corporate  Development, SBC)
Ken Raley                  Vice President - SBCI Denmark (Vice President -
                                   Advanced Switching and Routing,
                                   SBC Services)
Richard P. Resnick         President - SBCI Mexico
Larry Ruzicka              Vice President - Taxes (Managing Director - Tax, SBC)
John J. Stephens           Vice President - Finance  (Vice President and
                                    Controller, SBC)
Wayne Watts                Senior Vice President and Secretary (Senior Vice
                                    President and Assistant General
                                    Counsel, SBC)




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                                                             Page 11 of 11 Pages

                                                                       EXHIBIT 3

                        DIRECTORS AND EXECUTIVE OFFICERS
                         OF SBC HEDGING MANAGEMENT, LLC
                               AS OF JUNE 15, 2004

Name                                Present Principal Occupation or Employment

Directors

Charles P. Allen           Managing Director - Assistant Treasurer, SBC

Jonathan P. Klug           Vice President - Treasurer, SBC

Harold E. Rainbolt         Assistant General Counsel, SBC

John J. Stephens           Vice President and Controller, SBC